UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2017

U.S. LITHIUM, CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-55604	98-0514250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2360 Corporate Circle, Suite 4000 Henderson, Nevada		89074-7722
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (702) 866-2500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective June 15, 2017, U.S. Lithium Corp. (“we”, “us”, “our”, the “company”) entered into a Securities Purchase Agreement with Catanga International S.A. pursuant to which we sold and issued to Catanga International S.A., in consideration of $40,000 in cash, a convertible promissory note in the aggregate principal amount of $40,000.  The promissory note, which is payable on January 15, 2018, bears simple interest at a rate of 10% per annum, and is convertible in common shares of our company at the option of the holder, in whole or in part, at the price of $0.018 per share.

We issued the convertible promissory note to Catanga International S.A. in reliance on Rule 506 of Regulation D of the Securities Act of 1933, as amended, on the basis that the purchaser represented to our company that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.

Item 9.01 Financial Statements and Exhibits

10.1 Securities Purchase Agreement dated June 15, 2017 with Catanga International S.A.

10.2 Convertible Promissory Note dated June 15, 2017 issued to Catanga International S.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. LITHIUM CORP.

/s/ Gregory Rotelli
Gregory Rotelli
President and Chief Executive Officer
Date: June 22, 2017

2